Exhibit 10.2

Execution Version

EQUIPMENT LOAN AGREEMENT

Dated as of May 16, 2024

between

SDI SL BORROWING - 1, LLC,

as Borrower,

and

SOLUNA2 SLC FUND II PROJECT HOLDCO LLC,

as Lender

TABLE OF CONTENTS

1.	Definitions; Certain Rules of Construction		1
2.	Term Loan Facility.		6
	2.1	Term Loans	6
	2.2	Borrowing Requests	6
	2.3	Note	6
3.	Interest		6
4.	Repayment; Conversion.		7
	4.1	Repayments of the Loan	7
	4.2	Payments by the Borrower	7
	4.3	Conversion	8
	4.4	Reborrowing	8
	4.5	Cash Repayments	8
5.	Conditions Precedent.		8
	5.1	Conditions to Closing Date	8
	5.2	Conditions to Each Extension of Credit	10
6.	Representations and Warranties		12
	6.1	Organization and Business	12
	6.2	Changes in Condition	12
	6.3	Litigation	12
	6.4	No Legal Obstacle to Agreements	12
	6.5	Taxes	13
	6.6	Compliance with Laws	13
	6.7	Security Documents	13
	6.8	Equipment	13
	6.9	Development Plan	13
7.	General Covenants		14
	7.1	Financial Reporting; Inspection; Monthly Meeting.	14
	7.2	Event Reports.	14
	7.3	Conduct of Business; Use of Proceeds	15
	7.4	Payment of Taxes and Other Amounts	15
	7.5	Compliance with Laws	15
	7.6	Insurance	15
	7.7	Project Development	16
	7.8	Indebtedness and Liens	16
	7.9	Distributions	16
	7.10	Investments and Acquisitions	16
	7.11	Merger; Sale of Assets	16
	7.12	Affiliate Transactions	16
	7.13	Limitation on Equity Financings	16
	7.14	Litigation	17
	7.15	Organizational Documents; Amendments of Material Documents	17
	7.16	Collateral Access Agreement	17
	7.17	Insurance Endorsements	17

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8.	Defaults.		17
	8.1	Events of Default	17
	8.2	Certain Actions Following an Event of Default	19
	8.3	Waivers	20
9.	Expenses; Indemnity.		20
	9.1	Expenses	20
	9.2	General Indemnity	20
10.	Successors and Assigns		21
11.	Notices		21
12.	Course of Dealing, Amendments and Waivers		22
13.	Dispute Resolution		22
14.	WAIVER OF JURY TRIAL		22
15.	General		23
16.	Further Assurances		23

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EXHIBITS

A	-	Form of Promissory Note

B	-	Form of Borrowing Request

C	-	[Reserved]

D	-	Form of Development Plan

SCHEDULES

6.1	-	Projects

6.7	-	Filing Jurisdictions

7.6	-	Insurance

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EQUIPMENT LOAN AGREEMENT

This Agreement, dated as of May 16, 2024 (this “Agreement”), is among SDI SL Borrowing - 1, LLC, a Nevada limited liability company, as the borrower (the “Borrower”) and Soluna2 SLC Fund II Project Holdco LLC, as the lender (the “Lender”).

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Definitions; Certain Rules of Construction. Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Agreement, (b) the capitalized term “Annex” refers to the annexes to this Agreement, the capitalized term “Exhibit” refers to exhibits to this Agreement and the capitalized term “Schedule” refers to schedules to this Agreement, (c) references to “$” and “Dollars” are to United States dollars, (d) the word “including” shall be construed as “including without limitation”, (e) a Default or Event of Default shall be continuing until (i) it is waived or (ii) with respect to a Default only, the cure thereof, in each case, is confirmed in writing by the Lender, (f) accounting terms not otherwise defined herein have the meaning provided under GAAP, (g) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (h) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents, and (i) if time period or due date for an obligation under this Agreement and the other Credit Documents would fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension. References to “the date hereof” mean the date first set forth above.

“Affiliate” means a Person controlling, controlled by or under common control with the Borrower.

“Bankruptcy Code” means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

“Borrower” is defined in the preamble hereof.

“Borrower Event of Abandonment” means (a) written announcement of a decision to abandon or indefinitely defer the development of all or any material part of any Project for any reason, or (b) failure to meet any development milestone described on the Project Schedule within 6 months of the date set forth on the Project Schedule or (c) all or any material part of any Project has been intentionally abandoned or indefinitely deferred.

“Borrowing” means an extension of credit made by Lender to Borrower on a Disbursement Date.

“Borrowing Request” is defined in Section 2.2.

“Business Day” means any day (other than Saturday or Sunday) on which banks are open to conduct business in Boston, Massachusetts and Montreal, Quebec.

“Cash Repayment Trigger Event” means any of (a) a Borrower Event of Abandonment has occurred with respect to any Project for which Equipment was purchased with proceeds of the Loan, (b) the Loan has been accelerated by the Lender as a result of an Event of Default that has occurred and is continuing, (c) a prepayment is required under Section 4.1(d) or (d) a Project Loan Maturity Date arising due to the satisfaction of clause (y) of the definition of Financial Close.

“Change in Control” means (a) a sale or issuance resulting in more than 50% of the voting Equity Interests of the Borrower being held by a third party (or group of third parties) that is not Soluna Digital, (b) a sale or issuance resulting in more than 50% of the voting Equity Interests of Soluna Digital being held by a third party (or group of third parties) that is not the Parent; (c) the merger, consolidation, recapitalization or reorganization of the Borrower that results in the inability of Soluna Digital, directly, or Parent, indirectly, to elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company; (d) a sale of all or substantially all of the assets of the Borrower, to a third party, not in the ordinary course of business; (e) the Borrower shall initiate any action to dissolve, liquidate or otherwise terminate its existence; or (f) the Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of any Project Company other than as permitted pursuant to Section 7.11.

“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied (or waived in writing by the Lender).

“Collateral” means the Equipment in which the Lender is granted a security interest under any Security Document as security for all or any portion of the Credit Obligations.

“Convertible Note Facility” means the Securities Purchase Agreement by and among Parent and the purchasers thereunder (the “Purchasers”), dated as of October 20, 2021, as amended, amended and restated, supplemented or otherwise modified from time to time, and all documents entered into in connection therewith.

“Credit Documents” means:

(a) this Agreement, the Security Agreement, the Side Letter and the Note, each as from time to time in effect; and

(b) any other present or future agreement or instrument from time to time entered into by the Lender, on one hand, and the Borrower on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

“Credit Obligations” means all present and future liabilities, obligations and indebtedness of the Borrower to the Lender, including under or in connection with (a) this Agreement, the Note or any other Credit Document, including obligations in respect of principal, interest, fees, charges, indemnitees and expenses from time to time owing hereunder or under any other Credit Document, whether due before or after any bankruptcy proceedings with respect to the Borrower and whether or not allowed as a claim in such proceedings and (b) any trade payables owing by the Borrower to the Lender.

“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

“Development Plan” means the development plan for each Project prepared by the Borrower and in form, substance and detail consistent with Exhibit D and otherwise satisfactory to the Lender in its reasonable discretion, setting forth the plans for the development of the Project, including anticipated payment dates for the applicable Equipment, a pro forma financial model, the Project Schedule, a Project description, and an itemized list of the Equipment to be acquired with proceeds of the Loan with contracted or projected pricing for such Equipment.

“Disbursement Date” means the date on which any extension of credit is made pursuant to Section 2.

“Dispute” is defined in Section 13(a).

“Equipment” means the equipment and machinery to be purchased for Projects with the proceeds of the Loans, as set forth in a Borrowing Request.

“Equity Interests” means any shares, membership interests, participations, or other equivalent ownership interest in a Person, including any and all options, warrants, rights or convertible securities to purchase or other rights to acquire any of the foregoing.

“Event of Default” is defined in Section 8.1.

“Event of Loss” means a single insured event or a related series of events causing any loss of, destruction of or damage to, all or any portion of the Equipment in excess of $10,000.

“Event of Loss Value” means the actual or reasonably expected value of the loss and claims in respect of an Event of Loss for any Equipment.

“Financial Close” means (x) the occurrence of all of the following: (a) the occurrence of a Project Closing under the Master Contribution Agreement, (b) the issuance by the applicable SLC Computing Company of SLC Membership Interests to the Lender or an Affiliate of the Lender and (c) the transfer of the applicable Project (and, if applicable, Project Company) to the applicable SLC Computing Company (or its direct or indirect subsidiary), or (y) an Affiliate of the Borrower has entered into a binding agreement with a third party regarding the issuance of debt or equity to fund construction of the applicable Project.

“GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board, consistently followed.

“Indemnified Party” is defined in Section 9.2.

“Knowledge of the Borrower” or “the Borrower’s Knowledge” means the actual knowledge, after reasonable inquiry, of John Belizaire, David Micheals and/or any Person who is providing managerial services to Borrower or any Project Company with respect to a Project.

“Lender” has the meaning provided in the preamble hereof.

“Lender Cash Sweep” has the meaning set forth in Section 4.3.

“Loan” is defined in Section 2.3.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

“Master Contribution Agreement” means the Bilateral Master Contribution Agreement, dated as of May 3, 2022, between Soluna SLC Fund I Projects Holdco LLC and Soluna Computing, Inc.

“Material Adverse Change” means a material adverse change in the business, operations, assets, financial condition, income or prospects of the Borrower.

“Maturity Date” means the earlier of (a) May 16, 2027 and (b) at Lender’s option, the date on which Lender and its Affiliates cease to have any financial interest in any project owned by Borrower or its Affiliates. Notwithstanding the foregoing, the Maturity Date may be extended by up to one year upon mutual agreement of Lender and Borrower.

“MOIC Payment” means an amount equal to the difference of (i) the greater of (a) the principal amount of the Loan being repaid plus all interest previously paid or simultaneously being paid to Lender in respect of such principal of the Loan, and (b) the principal amount of the Loan being repaid multiplied by three, minus (ii) the sum of the principal amount of the Loan being repaid plus all interest previously paid or simultaneously being paid to Lender in respect of such principal of the Loan.

“Note” is defined in Section 2.3.

“Parent” means Soluna Holdings, Inc., a Nevada corporation.

“Permitted Exceptions” shall mean any (i) lien for taxes not yet due and payable, (ii) unfiled mechanic’s or other statutory liens arising or incurred in the ordinary course of business that do not materially detract from the value or use of a Project, (iii) restrictions arising from land use or zoning laws or regulations, and (iv) Liens arising under the Convertible Note Facility (other than any liens on Collateral).

“Person” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability company, business trust, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

“Project” means a “Project” (as defined in the Master Contribution Agreement) with respect to which, unless otherwise specified, principal of the Loan has been drawn and is outstanding.

“Project Borrowing Base Value” means the maximum amount of the Loan available to be drawn for a given Project, as set by the Lender in its sole discretion prior to the initial Borrowing for such Project.

“Project Budget” means the budget for each Project prepared by the Borrower and in form, substance and detail satisfactory to the Lender, setting forth the expected development costs for the applicable Project, including capital costs and general and administrative expenses, tracking to the Development Plan.

“Project Closing” has the meaning provided in the Master Contribution Agreement.

“Project Company” means a special purpose vehicle that owns a Project.

“Project Funding Package” means a proposed Project Budget and Project Development Plan for the applicable Project.

“Project Loan Maturity Date” means, with respect to the portion of the Loan advanced with respect to a particular Project, the earliest of (a) two years after the date of such Borrowing, (b) the date that such Project reaches Financial Close, and (c) the date that a Borrower Event of Abandonment occurs with respect to such Project.

“Project Schedule” means, with respect to a particular Project, a reasonably detailed schedule for the development of the Project, including a schedule of then-anticipated key milestones, all as set forth in the applicable Development Plan.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible, including the Collateral.

“Purchasers” has the meaning given in the definition of Convertible Note Facility.

“Security Agreement” means the Security Agreement dated as of the date hereof between the Borrower and the Lender, as may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” is a collective reference to the Security Agreement and all other security documents delivered to the Lender granting or purporting to grant a lien on any Property of any Person to secure any Credit Obligations.

“Side Letter” means that certain letter agreement, dated as of the date hereof, by and among Lender, Borrower, Soluna DVSL ComputeCo, LLC, Soluna DV Devco, LLC, Soluna Holdings, Inc. and Soluna SLC Fund I Projects Holdco, LLC.

“SLC Computing Company” has the meaning provided in the Master Contribution Agreement.

“SLC Membership Interests” means the shares of the SLC Computing Company that would be owned by Lender or its Affiliate upon a purchase thereof pursuant to the Master Contribution Agreement.

“Soluna Digital” means Soluna Digital, Inc., a Nevada corporation.

2. Term Loan Facility.

2.1 Term Loans. Subject to all the terms and conditions of this Agreement, the Lender will make term loans to the Borrower in such amounts as may be requested by the Borrower in accordance with Section 2.2. The sum of the aggregate principal amount of term loans made under this Section 2.1 shall in no event exceed $1,000,000; provided that the Lender in its sole and absolute discretion, following written request from the Borrower, may agree to fund additional amounts (in which case the Note shall be amended to reflect such greater amount).

2.2 Borrowing Requests. The Borrower may from time to time prior to the Maturity Date (but not more often than once per calendar month, unless agreed by the Lender in its sole discretion) request a loan under Section 2.1 by providing to the Lender a completed written notice in the form of Exhibit B (a “Borrowing Request”) by e-mail not later than noon (Boston time) on the 10th Business Day prior to the requested Disbursement Date. Each Borrowing Request must (a) specify the amount of the requested term loan (which shall be not less than $100,000 and an integral multiple of $10,000) and identify (x) the Equipment to be purchased with the proceeds of such Loan along with the contracted price thereof and (y) the Project for which such Equipment will be purchased (for the avoidance of doubt, more than one Project may be specified in a Borrowing Request, but in such event the Borrowing Request shall specify the amount allocated to each Project), (b) (i) if such term loan is the first advance with respect to a particular Project, attach the applicable Project Budget and Development Plan for such Project in accordance with Section 5.2 and (ii) for each subsequent draw, attach the applicable Project Budget and Development Plan for such Project if such Project Budget and/or Development Plan has materially changed in accordance with Section 5.2, (c) specify the planned use of proceeds (which shall be satisfactory to the Lender, in compliance with the applicable Project Budget and consistent with the applicable Development Plan) and (d) certify that the development of the Project as of the Disbursement Date is in compliance with the Development Plan, including achievement of the milestones on the timeline set forth therein. Lender shall respond to each Borrowing Request within 10 Business Days, with either acceptance or rejection with explanation. In the case of a rejected Borrowing Request, the Borrower shall have the opportunity to revise the Borrowing Request and resubmit even within the same calendar month. The Lender may rely on the wiring instructions provided by the Borrower and the Borrower will indemnify the Lender for any loss the Lender suffers due to such reliance. Unless the Borrower directs the Lender otherwise (including pursuant to this Section 2.2) each loan will be made by wiring the amount thereof to the general account of Soluna DV Services, LLC (currently the operating entity of the Borrower) at KeyBank, according to the following account information:

Beneficiary Name:	KeyBank
Beneficiary ABA:	021300077
Bank Location:	66 S Pearl Street Albany, NY 12207 United States
Beneficiary Customer:	Soluna DV Services, LLC
Beneficiary Address:	325 Washington Ave Extension, Albany, NY 12205
Beneficiary Customer Account Number:	329681395136

provided, that the Lender may request, at its option and in its sole discretion, and upon such request the Borrower shall include in such Borrowing Request a direction that the Lender advance the funds requested thereunder directly to a supplier of the applicable Equipment specified in the use of proceeds of such Borrower Request. The Borrower shall request loans hereunder only at times and in amounts consistent with the applicable Project Budget (subject to permissible overages in accordance with Section 7.1(c)) and Development Plan unless otherwise agreed in writing by the Lender. Notwithstanding anything to the contrary herein, the proceeds of the initial Borrowing hereunder may be applied as a reimbursement of Equipment previously purchased by Borrower if (1) the applicable Borrowing Request specifies the amount of such reimbursement, (2) itemized invoices evidencing applicable purchases are attached to the applicable Borrowing Request, (3) proof of applicable payments are attached to the applicable Borrowing Request, and (4) Lender approves such reimbursements (such approval not to be unreasonably withheld), and proceeds of such initial Borrowing approved for reimbursement may be distributed by Borrower to an affiliate of Borrower on the date of such Borrowing.

2.3 Note. The aggregate principal amount of the loans outstanding from time to time under Section 2.1 is referred to as the “Loan”. The Lender shall keep a record of the Loan, including the amount allocated to each Project. The Borrower’s obligations to pay the Loan shall be evidenced by the Borrower’s promissory note in substantially the form of Exhibit A (the “Note”).

3. Interest. The Loan shall bear interest at the lesser of (a) a fixed rate of fifteen percent (15%) per annum, compounded annually, and (b) the maximum interest rate which Borrower may by law pay; provided, however, that following the occurrence and during the continuance of an Event of Default, the interest rate shall, at the written election of the Lender, be increased by up to an additional two percent (2%) and shall be payable on demand. Interest shall accrue from the Disbursement Date and shall be due and payable on the earliest of the Maturity Date, the Project Loan Maturity Date (with respect to the portion attributable to such Project), on the date that any payment is due pursuant to Section 4.1(d) (with respect to the portion of the Loan then due) or any accelerated maturity of the Loan as a result of an Event of Default. Following the occurrence and during the continuance of an Event of Default, interest shall be due and payable on demand.

4. Repayment; Conversion.

4.1 Repayments of the Loan.

(a) The Borrower may prepay all or a portion of any Loan at any time upon at least two (2) Business Days’ prior written notice to Lender, which shall include the principal amount to be prepaid under the Loan, plus all accrued and unpaid interest on the principal amount so prepaid through the date of prepayment, plus the applicable MOIC Payment.

(b) On the Maturity Date or any accelerated maturity of the Loan as a result of an Event of Default, all principal and accrued interest on the Loan, as well as all other Credit Obligations then accrued and outstanding, plus the applicable MOIC Payment, shall be paid in full in cash.

(c) On any Project Loan Maturity Date, all principal and accrued interest with respect to the portion of the Loan advanced with respect to such Project, shall be paid in full in cash, plus the appliable MOIC Payment in respect of such portion of the Loan.

(d) On the date that any Event of Loss occurs with respect to any portion of the Equipment, the Borrower shall prepay the principal amount of the Loan funded in respect of such Equipment in an amount equal to the Event of Loss Value, plus all interest accrued thereon, plus the applicable MOIC Payment with respect thereto; provided that, if requested by Borrower and approved by Lender in its sole discretion, Borrower may, in lieu of making such prepayment, apply any loss proceeds received in respect of such Event of Loss to the repair or replacement of the applicable Equipment.

4.2 Payments by the Borrower. Notwithstanding any provision herein to the contrary, all payments received by the Lender in respect of any Credit Obligation shall be applied to the Credit Obligations as follows:

(a) first, to the payment of any fees, costs and expenses, including attorney fees, of the Lender payable or reimbursable by the Borrower under the Credit Documents;

(b) second, to the payment of all accrued and unpaid interest on the Credit Obligations and fees owed to the Lender;

(c) third, to payment of principal of the Loan;

(d) fourth, to payment of any other amounts owing constituting Credit Obligations; and

(e) fifth, any remainder shall be for the account of the Borrower.

In carrying out the foregoing, (i) amounts received shall be applied in the alphabetical order provided above until exhausted prior to the application to the next succeeding category, (ii) any payments made with respect to Section 4.1(c) following a Project Loan Maturity Date shall be applied under steps “second” and “third” above to interest and principal outstanding with respect to the portion of the Loan advanced with respect to such Project and (iii) the Lender or other Persons entitled to payment shall receive an amount equal to its pro rata percentage of amounts available to be applied.

4.3 Conversion. On the Maturity Date, each Project Loan Maturity Date or any accelerated maturity of the Loan as a result of an Event of Default, the Lender may, in its sole discretion, elect in writing that all the outstanding principal and interest on the Loan extended or accrued, as applicable, with respect to a particular Project plus the applicable MOIC Payment, shall be assigned by Borrower to the applicable SLC Computing Company that owns the Project such Loan was used to acquire equipment for and then, immediately after such assignment, converted into shares of SLC Membership Interests of the applicable SLC Computing Company, as part of or in lieu of the initial contribution to such SLC Computing Company under the Master Contribution Agreement by Spring Lane (as defined in the Master Contribution Agreement); provided, that while the Convertible Note Facility remains in effect, unless a Cash Repayment Trigger Event has occurred, the Lender shall elect for such an equity conversion with respect to each Maturity Date and each Project Loan Maturity Date. Upon such written demand, the Borrower shall cause the applicable SLC Computing Company to take all actions necessary to issue the required SLC Membership Interests, including amending its governing documents and soliciting member approval, as necessary.

4.4 Reborrowing. Subject to the consent of the Purchasers, the amounts of the Loan prepaid pursuant to Sections 4.1(a), (c) or (d) (including as a conversion pursuant to Section 4.3) may be reborrowed in accordance with Section 2, subject to the limitations thereof.

4.5 Cash Repayments. Notwithstanding anything herein to the contrary, without the consent of the Purchasers, no repayment of any Loan may be made in cash while any amount is owed on the Convertible Note Facility other than any loss proceeds applied as a prepayment under Section 4.1(d). Notwithstanding the foregoing, in the event of a Cash Repayment Trigger Event with respect to any portion of the Loan, Lender shall have the right to be paid in cash pursuant to and as further described in the Side Letter, which cash shall be applied to the repayment of the applicable Credit Obligations (a “Lender Cash Sweep”). In the event of a Cash Repayment Trigger Event occurring pursuant to clauses (a) or (b) of the definition thereof, Lender shall provide notice to Borrower (and Borrower will provide such notice to the Purchasers) of its intent to implement a Lender Cash Sweep no less than 10 Business Days prior to implementing such Lender Cash Sweep, and Borrower and the Purchasers shall have the right to cure such Cash Repayment Trigger Event during such 10 Business Day period.

5. Conditions Precedent.

5.1 Conditions to Closing Date. Notwithstanding any contrary provision contained herein, this Agreement shall not become effective or enforceable against the Borrower or the Lender unless or until the following conditions precedent shall have been satisfied (or waived in writing by the Lender).

(a) [Reserved].

(b) Officer’s Certificate. The representations and warranties contained in Section 6 shall be true and correct on and as of the Closing Date; no Default shall exist on the Closing Date prior to or immediately after giving effect to the transactions contemplated hereunder; and the Borrower shall have furnished to the Lender a certificate to these effects.

(c) Secretary’s Certificate. The Borrower shall have furnished to the Lender a certificate, in form and substance reasonably satisfactory to the Lender, certified by the secretary, manager or another executive officer of the Borrower and attaching (i) the certificate of formation and limited liability company operating agreement of the Borrower, (ii) resolutions of the appropriate governing body of the Borrower approving the transaction and each Credit Document, (iii) an incumbency certification, and (iv) a good standing or status certificate with respect to the Borrower from its jurisdiction of organization.

(d) Note. The Borrower shall have executed the Note and delivered it to the Lender.

(e) Security Agreement. The Borrower shall have duly authorized, executed and delivered to the Lender the Security Agreement.

(f) Convertible Note Facility Consent. The Lender shall have received a written consent from the Purchasers under the Convertible Note Facility consenting to the transactions contemplated herein, in form and substance reasonably satisfactory to the Lender.

(g) [Reserved.]

(h) Perfection of Security. The Borrower shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Lender may have reasonably requested in order to perfect the liens purported or required pursuant to the Credit Documents to be created in the Collateral and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

(i) Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary limited liability company proceedings of the Borrower. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document, or the granting of the liens pursuant to the Security Documents, shall have been obtained and shall be in full force and effect.

(j) [Reserved].

(k) Fees and Expenses. All fees and expenses of the Lender (including the fees and expenses of counsel for the Lender) payable on or prior to the Closing Date and for which invoices have been presented prior to the Closing Date shall have been paid; provided, that such fees and expenses may be paid using proceeds of the Loan.

(l) Insurance Certificates. The Lender shall have received evidence of the insurance required by Section 7.6.

(m) UCC Searches. The Lender shall have received copies of satisfactory UCC, judgment lien, tax lien and litigation search reports, which reports will be dated a recent date reasonably acceptable to the Lender, with respect to Borrower.

(n) KYC. The Lender shall have received all documentation and other written information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), reasonably required by the Lender.

(o) Material Adverse Change. Since the date of the Borrower’s formation, no Material Adverse Change shall have occurred with respect to Borrower.

5.2 Conditions to Each Extension of Credit. The obligation of the Lender to make any extension of credit pursuant to Section 2 (including any extension of credit on the Closing Date) shall be subject to the satisfaction, on or before the Disbursement Date therefor, of the following conditions:

(a) Initial Conditions. All conditions of Sections 5.1(h), (i), (n) and (o) shall be satisfied as of such Disbursement Date.

(b) Initial Project Disbursement Date. If the extension of credit includes the initial extension of credit with respect to a particular Project, then (i) the Borrower shall have delivered to the Lender a Project Funding Package at least twenty (20) Business Days prior to the requested Disbursement Date, (ii) the Lender, in its sole discretion, shall have approved (A) the Project for funding hereunder and (B) the Project Borrowing Base Value, Project Budget and the Development Plan for such Project, (iii) the Lender and the Borrower shall have satisfied the requirements of Sections 5.1(h), (l) and (m) with respect to the Project, and (iv) (1) the Purchasers under the Convertible Note Facility shall have consented to extensions of credit with respect to such Project, (2) the Borrower shall have delivered a true, correct and complete copy of such consent to the Lender, and (3) the Borrower shall have certified in its Borrowing Request that the Purchasers have consented to extensions of credit with respect to such Project.

(c) Updates to Project Budget and Development Plan. If the extension of credit is not the initial extension of credit with respect to a particular Project, the Borrower may request that the Lender consent to any material deviation to the Project Budget and/or Development Plan for the applicable Project that was previously delivered to and approved by the Lender, by delivering to the Lender an updated Project Budget and/or Development Plan, as applicable, for such Project at least twenty (20) Business Days prior to the requested Disbursement Date, and, prior to any further extension of credit the Lender shall have approved, in its sole discretion, the updated Project Budget and/or Development Plan, as applicable.

(d) Representations and Warranties; No Default. The representations and warranties contained in Section 6 shall be true and correct on and as of such Disbursement Date with the same force and effect as though originally made on and as of such date; and no Default shall exist on the Disbursement Date prior to or immediately after giving effect to the requested extension of credit.

(e) Borrowing Request; Use of Proceeds. The Borrower shall have submitted to the Lender a properly completed and executed Borrowing Request by e-mail not later than noon (Boston time) on the 10th Business Day prior to the Disbursement Date, which Borrowing Request satisfies the requirements of Section 2.2 and certifies that the requirements of this Section 5.2 have been met. The use of proceeds specified in such Borrowing Request shall be in compliance with the applicable Project Budget, consistent with the applicable Development Plan and reasonably acceptable to the Lender.

(f) [Reserved].

(g) Fees and Expenses. (i) All fees payable to the Lender on or prior to such Disbursement Date shall have been paid or shall be paid substantially simultaneously with such funding, in each case, in accordance with the terms hereof and (ii) all other accrued fees and expenses of the Lender (including the fees and expenses of counsel (including any local counsel) for the Lender) payable on or prior to such Disbursement Date and for which invoices have been presented at least one (1) Business Day prior to such Disbursement Date shall have been paid or shall be paid substantially simultaneously with such funding.

(h) Project Development. As of such Disbursement Date, the development of the Project for which the disbursement of the Loan is requested shall be in compliance with the applicable Development Plan.

(i) Credit Documents; MCA. Each of the Credit Documents shall be in full force and effect and enforceable against the Borrower. The Master Contribution Agreement shall be in full force and effect and enforceable against Soluna Computing, Inc.

(j) Legality, etc. The making of the requested extension of credit shall not (i) subject the Lender to any penalty or special tax or (ii) be prohibited by any law or governmental order or regulation applicable to the Lender.

(k) No Financing Statements, Judgments, or Unpaid Taxes. The Borrower shall have delivered evidence satisfactory to the Lender that, other than the financing statements to be filed pursuant to this Agreement, (i) there are no effective financing statements that name such Person as debtor, (ii) there are no outstanding judgments against such Person and (iii) there are no unpaid taxes owed by such Person, except for such taxes that are not yet due or payable.

(l) Project Borrowing Base Value. After giving effect to such Borrowing, the amount of the outstanding Loans attributable to the applicable Project does not exceed the applicable Project Borrowing Base Value.

(m) Project Borrowing Limit. After giving effect to such Borrowing, no more than $2,000,000 of Loan proceeds have been or will be applied to the purchase of Equipment for a single Project.

(n) Purchasers’ Consent. Prior to each extension of credit for a new Project, the Borrower shall have received consent from the Purchasers under the Convertible Note Facility consenting to such extension of credit.

6. Representations and Warranties. In order to induce the Lender to extend credit to the Borrower hereunder, the Borrower represents and warrants that, as of the Closing Date and each Disbursement Date:

6.1 Organization and Business. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all power and authority necessary (a) to enter into and perform this Agreement and each other Credit Document to which it is party, and (b) to own its Properties and carry on the business now conducted or proposed to be conducted by it. Borrower has taken all necessary organizational action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. Copies of the organizational and governing documents of Borrower have been previously delivered to the Lender and are correct and complete. The Projects for which the Borrower is purchasing Equipment using the proceeds of the Loans are set forth on Schedule 6.1 (as such schedule may be updated from time to time pursuant to a Borrowing Request).

6.2 Changes in Condition. Since December 31, 2023, no Material Adverse Change has occurred.

6.3 Litigation. No litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal court, board or other governmental or administrative agency or any arbitrator is pending or, to the Knowledge of the Borrower, threatened which may reasonably involve any material risk of any final judgment or liability not adequately covered by insurance or which is otherwise reasonably likely to result in any Material Adverse Change. Other than as disclosed in the financial statements, no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency or arbitrator has been issued against Borrower which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

6.4 No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any Borrowings hereunder, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

(a) any breach or termination of the provisions of (i) any agreement, instrument, deed or lease to which Borrower is a party or by which it is bound, (ii) of the organizational or governing documents of Borrower, or (iii) the Convertible Note Facility (as modified by the Convertible Note Facility Consent dated as of the date hereof from the Purchasers, a true, correct and complete copy of which has been delivered to the Lender);

(b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to Borrower;

(c) the creation under any agreement, instrument, deed or lease of any lien upon any of the assets of Borrower, other than (1) the liens created by the Security Documents or (2) Permitted Exceptions; or

(d) any redemption, retirement or other repurchase obligation of Borrower under any charter, bylaw, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by Borrower in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing by the Borrower hereunder.

6.5 Taxes. Borrower has filed (or obtained extensions to file) required tax returns and paid taxes due except such taxes as are being contested in good faith and as to which adequate reserves have been set aside in conformity with GAAP.

6.6 Compliance with Laws. Borrower is in compliance with all applicable laws, rules, regulations and orders, and has complied with all valid requirements of governmental authorities, except where failure so to comply would result, and would not create a material risk of resulting, in a Material Adverse Change. Borrower does not own any Margin Stock.

6.7 Security Documents. Each Security Document is effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements specified on Schedule 6.7 in appropriate form are filed in the offices specified on Schedule 6.7, the Security Documents shall constitute a fully perfected lien on, and security interest in, all right, title and interest of Borrower in such Collateral owned by Borrower and the proceeds thereof, as security for the Credit Obligations, in each case prior and superior in right to any other Person, other than Permitted Exceptions.

6.8 Equipment. The Borrower owns one hundred percent (100%) of the Equipment, free and clear of all liens. Borrower owns one hundred percent (100%) of each Project Company.

6.9 Development Plan. After giving effect to each extension of the Loan, the Borrower and the development of the applicable Project is in compliance with the Development Plan, including achievement of the milestones on the timeline set forth therein.

7. General Covenants. Borrower covenants that, on and after the Closing Date, until all of the Credit Obligations shall have been paid in full and until the Lender’s commitment to extend credit under this Agreement and any other Credit Document shall have been terminated, Borrower will comply with the following provisions:

7.1 Financial Reporting; Inspection; Monthly Meeting.

(a) Accounting and Reporting. Borrower shall maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements. The Borrower shall provide the Lender with access to view each of its bank accounts.

(b) [Reserved].

(c) Project Budgets and Spending. Each Project Budget is subject to final approval by the Lender, and the Borrower’s and Project Companies’ expenditures must be detailed in and consistent with an approved Project Budget. The Borrower and the Project Companies shall not make any expenditures that are in deviation from any approved Project Budget without prior written approval by the Lender; provided, however, that the Lender’s prior written consent shall not be required for expenditures in any particular line item of a Project Budget which are less than ten percent (10%) in excess of any such line item.

(d) Inspection of Property; Books and Records; Discussions. Borrower will (i) keep proper books and records that are complete in all material respects and are maintained substantially in compliance with applicable laws and customary business practices, (ii) with reasonable prior written notice, permit representatives of the Lender to inspect and make abstracts of any of its books and records or inspect any location where any Equipment purchased with proceeds of the Loan is located, in each case, at any time and as often as may reasonably be desired and to discuss the business, operations, Properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants and (iii) use commercially reasonable efforts to deliver a collateral access agreement with respect to any location in which the Borrower stores its books and records.

(e) Monthly Updates. The Borrower shall conduct monthly status update calls with the Lender covering all material areas of the Borrower’s operations and activities, including status of development of each Project, progress towards milestones included in each Project’s Development Plan and performance against the applicable Project Budget.

7.2 Event Reports.

(a) Notice of Litigation, Defaults, etc. The Borrower shall promptly furnish to the Lender notice of any litigation or any administrative or arbitration proceeding (i) which creates a reasonable risk of resulting, after giving effect to any applicable insurance, in the payment by the Borrower of more than $100,000 or (ii) which results, or creates a reasonable risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Borrower shall notify the Lender of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.

(b) Other Information. From time to time at reasonable intervals upon written request of any authorized officer of the Lender, the Borrower shall furnish to the Lender such other information regarding the business, assets, financial condition, income or prospects of the Borrower as such officer may reasonably request, including copies of all financial statements, tax returns, licenses, agreements, leases and instruments to which Borrower is party. The Lender’s authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Borrower for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

7.3 Conduct of Business; Use of Proceeds. The Borrower shall engage only in the business of (a) the development, construction and operation of the Projects and the other projects owned by it or its subsidiaries and (b) activities reasonably related thereto. The proceeds of any extension of credit hereunder shall be used only for the purposes specified in the applicable Borrowing Request delivered prior to such extension of credit and approved by the Lender.

7.4 Payment of Taxes and Other Amounts. Borrower will pay when due and payable (a) all taxes, assessments and governmental charges imposed upon it or upon its Property and (b) all accounts payable in conformity with customary trade terms, in each case unless the validity or amount thereof is being contested in good faith by appropriate proceedings, and Borrower shall have established adequate reserves in accordance with GAAP.

7.5 Compliance with Laws. Borrower will comply with all applicable laws, rules, regulations and orders, and duly observe all valid requirements of governmental authorities, except where failure so to comply would result, and would not create a material risk of resulting, in a Material Adverse Change. Borrower will not own any Margin Stock.

7.6 Insurance. As of the Closing Date and at all times thereafter:

(a) Borrower shall have (i) insurance policies sufficient for compliance with all requirements of applicable law and all agreements to which it is a party, except for any insufficiency that could not reasonably be expected to result in a Material Adverse Change, and (ii) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of Borrower, including property and casualty coverage that is for an amount at least equal to the replacement cost value of the Equipment (subject to sublimits for natural perils as customary);

(b) Borrower shall provide that the Lender has been named as additional insured in respect of such liability insurance policies and the Lender has been named as lender’s loss payee with respect to casualty insurance pertaining to the Equipment;

(c) the Borrower shall provide the Lender a completed Schedule 7.6 that sets forth as of such date a complete and accurate list of all policies of insurance maintained by the Borrower, showing with respect to each such policy the type of insurance, the coverage amount, the carrier, and the duration of coverage; and

(d) the Borrower shall fully pay or cause to be fully paid all premiums with respect to such policies of insurance.

7.7 Project Development. Subject to Section 7.1(c), Borrower will cause each Project to be developed materially in accordance with the applicable Project Budget and Development Plan.

7.8 Indebtedness and Liens. Borrower will not:

(a) create, incur, guarantee or otherwise become or remain liable with respect to, any indebtedness for borrowed money, evidenced by notes or other instruments or for the deferred purchase price of goods or services, other than (i) the Credit Obligations and (ii) trade accounts payable in the ordinary course of business;

(b) create or incur or permit to exist any consensual lien, charge, mortgage, pledge or other security interest of any kind upon any of its Property or assets of any character, whether now owned or hereafter acquired (including, without limitation, the Equipment), other than liens securing the Credit Obligations and Permitted Exceptions.

7.9 Distributions. Borrower will not pay any direct or indirect dividend or other distribution of any kind in respect of, or purchase or redeem, any of its shares of Equity Interests in any Person.

7.10 Investments and Acquisitions. Borrower will not and Borrower will not permit any Project Company to make any investments in capital stock, partnership interests or loans, or purchase or otherwise acquire any Equity Interests, business or material assets except such assets purchased or acquired in the ordinary course of business consistent with the applicable Development Plan and Project Budget.

7.11 Merger; Sale of Assets. Borrower will not, and will not permit any Project Company to, become a party to any merger or consolidation, or in a single transaction or series of related transactions sell, lease or otherwise dispose of any Equipment or a material amount of its assets, or sell or dispose of, or permit Parent to sell or dispose of, any Equity Interests in any Projects (directly or indirectly), unless a substantially contemporaneous repayment of the amount required under Section 4.1(c) is made to the Lender.

7.12 Affiliate Transactions. Borrower will not enter into a transaction with an Affiliate except on arm’s length terms that are no less favorable to Borrower than would be obtained from a Person who is not an Affiliate.

7.13 Limitation on Equity Financings. Borrower will not issue, sell or transfer any Equity Interests or permit any Project Companies to issue, sell or transfer any of the Equity Interests in any Project Companies, except for transfers to the Lender.

7.14 Litigation. Borrower will not, and will not permit any Project Company to, initiate any material litigation or arbitration, or settle any claims, litigation or arbitration by or with respect to Borrower, including settlement of force majeure or liquidated damages claims, except for such settlements which, individually or in the aggregate, do not exceed $100,000.

7.15 Organizational Documents; Amendments of Material Documents. Borrower will not amend or cancel the certificate of formation or operating agreement of Borrower without the prior written consent of the Lender (the consent to any amendment not to be unreasonably withheld). Borrower will not amend in any material respect any agreement for the purchase of any Equipment without the prior written consent of the Lender, not to be unreasonably withheld, conditioned or delayed.

7.16 Collateral Access Agreement. Borrower shall deliver to Lender a collateral access agreement, in form and substance reasonably acceptable to the Lender, with respect to each location at which any Equipment is to be kept no later than the date the Equipment is delivered to such location. Borrower shall not move any Equipment to a location that is not the subject of a collateral access agreement in favor of Lender, in form and substance reasonably acceptable to Lender.

7.17 Insurance Endorsements. Borrower shall deliver to Lender any outstanding insurance policies or endorsements within fifteen (15) days after the Closing Date.

8. Defaults.

8.1 Events of Default. Following the Closing Date, each of the following events is referred to as an “Event of Default”:

(a) Payment. The Borrower shall fail to make any payment in respect of: (i) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, or (ii) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

(b) Covenant Compliance. Borrower shall fail to perform or observe any of the other provisions of the Credit Documents required to be performed or complied with by it and such failure continues for a period of thirty (30) days after written notice thereof is given by the Lender to the Borrower, unless such failure to observe or comply reasonably cannot be cured by Borrower within such period and Borrower commences and reasonably pursues cure of such default within such period, such period for cure will be extended for a reasonable period of time under the circumstances, such period not to exceed fifteen (15) additional days (or such longer period to be agreed in the Lender’s reasonable discretion).

(c) Representations and Warranties. Any representation or warranty of or with respect to Borrower in, pursuant to or in connection with this Agreement or any other Credit Document, or in any certificate, notice, financial statement or other report furnished to the Lender in connection therewith, shall be materially false on the date as of which it was made.

(d) Cross-Default. A default shall exist under any instrument or agreement of Borrower under which indebtedness of $25,000 or more is outstanding and, by reason of such default, the holder or holders of such indebtedness would be permitted under the terms of such instrument or agreement to accelerate the maturity of such indebtedness.

(e) Judgments. A final judgment (a) which, with other outstanding final judgments against Borrower exceeds an aggregate of $25,000 in excess of applicable insurance coverage shall be rendered against Borrower or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

(f) Material Adverse Change. A Material Adverse Change occurs or is reasonably expected to occur that jeopardizes Borrower’s ability to discharge its obligations to the Lender under this Agreement, the Note or any other Credit Document.

(g) Change in Control. A Change in Control occurs.

(h) Bankruptcy. Borrower shall:

(i) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

(ii) have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

(iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

(iv) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

(v) have entered against it an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its Property; or

(vi) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its Property.

(i) Validity and Effect of Credit Documents. Any provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Credit Obligations, ceases to be in full force and effect; or Borrower or any other Person contests in any manner the validity or enforceability of any provision of any Credit Document; or Borrower denies that it has any or further liability or obligation under any provision of any Credit Document, or purports to revoke, terminate or rescind any provision of any Credit Document. Any of the Security Documents shall cease, for any reason, to be in full force and effect, or Borrower or, in each case, any Affiliate thereof shall so assert, or any lien created by any of the Security Documents shall cease to be perfected, enforceable and of the same effect and priority purported to be created thereby.

(j) Project Equipment. With respect to any Project with respect to which a Loan is outstanding hereunder, the ownership of any Project Equipment is transferred by Borrower without consent of the Lender.

8.2 Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

(a) No Obligation to Extend Credit; Acceleration. Upon notice by the Lender to the Borrower, the obligations of the Lender to make any extension of credit hereunder shall automatically terminate and the Credit Obligations shall become immediately due and payable.

(b) Exercise of Rights. The Lender may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document.

(c) Bankruptcy Default. Upon the occurrence of an Event of Default under Section 8.1(h), the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

(d) Setoff. The Lender may offset and apply toward the payment of such balance or part thereof (and/or toward the curing of any Event of Default) any indebtedness from the Lender to the Borrower, regardless of the adequacy of any security for the Credit Obligations, and the Lender shall have no duty to determine the adequacy of any such security in connection with any such offset.

(e) Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lender’s rights hereunder and under each other Credit Document shall be cumulative.

8.3 Waivers. Borrower hereby waives, to the extent (a) not prohibited by applicable law or (b) as otherwise provided for herein:

(i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

(ii) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Note or any other Credit Document; and

(iii) any and all notice of every kind and description which may be required to be given by any statute or rule of law.

9. Expenses; Indemnity.

9.1 Expenses. Borrower will pay: (a) all reasonable expenses of the Lender (including the reasonable fees and disbursements of counsel to the Lender) in connection with the preparation of this Agreement and each Credit Document, the transactions contemplated hereby and thereby, and operations hereunder and thereunder; (b) on or about the Closing Date, all transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any Credit Document or the Loan; and (c) after the Closing Date all other reasonable expenses incurred by the Lender in connection with the enforcement of any rights hereunder or under any other Credit Document upon the occurrence and during the continuance of a Default, including costs of collection and reasonable attorneys’ fees and expenses. The Borrower may use proceeds of the Loan to pay the amounts set forth in the immediately preceding sentence.

9.2 General Indemnity. After the Closing Date, the Borrower shall indemnify the Lender and each Person, if any, who controls the Lender and each of the their directors, officers, employees, agents, attorneys, accountants and consultants (each Lender and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an “Indemnified Party”) and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a direct result of the Borrower’s gross negligence or willful misconduct in connection with (a) the Indemnified Party’s compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Borrower or its Affiliates, (b) any litigation or investigation involving the Borrower or its Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the collateral under the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by Borrower against the Lender which seeks enforcement of any of the rights of Borrower hereunder or under any other Credit Document and is determined adversely to the Lender in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from the Indemnified Party’s own gross negligence or willful misconduct as finally adjudicated in a final nonappealable judgment.

10. Successors and Assigns. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of Borrower or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that Borrower may not assign its rights or obligations under this Agreement under any circumstances other than as set forth in Section 4.3 and the Lender may assign its rights or obligations under this Agreement only as follows: The Lender may from time to time grant participations in the Loan and Note, or assign all or part of the Loan and Note, upon such terms as the Lender may determine, to Affiliates of the Lender or with the consent of the Borrower which shall not be unreasonably withheld.

11. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including email, telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

If to Borrower, to it at the following address:

SDI SL Borrowing - 1, LLC

325 Washington Ave. Extension

Albany, NY 12205

518-218-2550

Attn: CFO

DVnotice@soluna.io

If to the Lender, to it at the following address:

Soluna2 SLC Fund II Project Holdco LLC

c/o Spring Lane Capital

100 Cambridge Street, Suite 1802

Boston, MA 02114

with copies (which shall not constitute notice) to:

Mark Barnett

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

12. Course of Dealing, Amendments and Waivers. No course of dealing between the Lender and Borrower or any Affiliate of Borrower shall operate as a waiver of any of the Lender’s rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. No delay or omission on the part of the Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Lender. While the Convertible Note Facility remains outstanding, neither this Agreement nor any other Credit Document may be amended without the prior written consent of the Purchasers.

13. Dispute Resolution.

(a) In the event of any claim or dispute arising out of or relating to this Agreement or any other Credit Document, including the interpretation, validity, performance, or breach thereof (a “Dispute”), a party or parties shall give written notice to the other affected party or parties. Representatives of the affected parties with full authority shall then meet to attempt in good faith to resolve the Dispute. Except as necessary to avoid irreparable harm or the expiration of a pertinent statute of limitations, no party shall commence any judicial proceeding in respect of the Dispute until the earlier of thirty (30) days from the written notice or a refusal in writing to meet.

(b) Any judicial proceedings in respect of a Dispute shall be conducted exclusively in the state or federal courts sitting in or for New York, New York, in the borough of Manhattan, except that any judgment thereof may be enforced in any court of competent jurisdiction.

(c) The prevailing party or parties shall be entitled to an award of all costs, attorneys’ fees, and expenses reasonably incurred in the successful prosecution or defense of any claim.

(d) Borrower and the Lender each consents to service of process in any such proceeding in any manner at the time permitted by applicable law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 11 is reasonably calculated to give actual notice.

(e) Borrower and the Lender each waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWER AND THE LENDER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDER OR THE BORROWER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Either the Lender or Borrower may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Borrower and the Lender to the waiver of their rights to trial by jury.

15. General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by the Lender, notwithstanding any investigation made by the Lender, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws or choice of laws. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law.

16. Further Assurances. At any time or from time to time upon the request of the Lender, Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, Borrower shall take such actions as the Lender may reasonably request from time to time to ensure that the Credit Obligations are secured by a first priority lien on the Equipment.

[The Remainder Of This Page Is Intentionally Blank]

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

BORROWER:

SDI SL BORROWING - 1, LLC

By:
Name:
Title:

[Signature Page to Loan Agreement]

LENDER:

SOLUNA2 SLC FUND II PROJECT HOLDCO LLC

By:
Name:
Title:

[Signature Page to Loan Agreement]

EXHIBIT A

NOTE

[__________]

FOR VALUE RECEIVED, the undersigned, SDI SL Borrowing - 1, LLC (the “Borrower”), hereby promises to pay Soluna2 SLC Fund II Project Holdco LLC, and its permitted assignees (the “Lender”), on the Maturity Date the lesser of [__________] Dollars ($[__________]) or the aggregate unpaid principal amount of the loans made by the Lender to the Borrower pursuant to the Loan Agreement referred to below (the “Outstanding Principal Amount”). Defined terms used but not otherwise defined herein shall have the meaning given to such term in the Loan Agreement (defined below).

The Outstanding Principal Amount shall bear interest at the lesser of (a) a fixed rate of fifteen percent (15%) per annum and (b) the maximum interest rate which Borrower may by law pay; provided, however, that following the occurrence and during the continuance of an Event of Default, the interest rate shall, at the written election of the Lender, be increased by up to an additional two percent (2%) and shall be payable on demand.

All principal and accrued interest hereon, plus the applicable MOIC Payment, shall be due and payable on the earliest to occur of the Maturity Date, the Project Loan Maturity Date (with respect to the portion of the Outstanding Principal Amount advanced with respect to such Project), or any accelerated maturity of the Outstanding Principal Amount as a result of an Event of Default. Payments hereunder shall be made to the Lender at 100 Cambridge St., Suite 1802, Boston, MA 02114.

All loans made by the Lender pursuant to the Loan Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note, such Loan Agreement or under any other Credit Document.

This Note evidences the borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Equipment Loan Agreement dated as of the date hereof, as from time to time in effect (the “Loan Agreement”), between the Borrower and the Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

In case an Event of Default shall occur and be continuing, the entire Outstanding Principal Amount and accrued interest may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

SDI SL BORROWING - 1, LLC

By:
Name:
Title:

LOAN AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

Exhibit B

BORROWING REQUEST

Pursuant to Section 2 of the Equipment Loan Agreement dated as of May 16, 2024 as now in effect (the “Loan Agreement”), between the undersigned SDI SL BORROWING - 1, LLC (the “Borrower”) and SOLUNA2 SLC FUND II PROJECT HOLDCO LLC (the “Lender”), the Borrower requests that a loan in the amount of $_______1 be made on _______, ____ (the “Disbursement Date”):

The proceeds of the requested loan will be used as follows:

[PROVIDE REASONABLY DETAILED DESCRIPTION OF USE OF PROCEEDS (INCLUDING THE EQUIPMENT TO BE PURCHASED WITH THE PROCEEDS ALONG WITH THE CONTRACTED PRICE THEREOF AND THE PROJECT(S) TO WHICH SUCH PROCEEDS WILL BE APPLIED), WHICH MUST BE CONSISTENT WITH THE APPLICABLE PROJECT BUDGET AND DEVELOPMENT PLAN.] 2

[Attached hereto are the agreed Project Budget and Development Plan for the Project(s) to which such funds are to be applied, with the Project Borrowing Base Value to be provided separately by Lender.] 3

[Attached hereto is an updated Schedule 6.1 to the Loan Agreement setting forth the Projects for which Equipment is intended to be purchased.]

[The Purchasers have consented to extensions of credit with respect to the Project(s) to which such funds are to be applied.] 4

If applicable, the Borrower has received the consent of the Purchasers as required under Section 4.4 of the Loan Agreement.

In connection with the foregoing request, the Borrower represents and warrants that the representations and warranties contained in Section 6 of the Loan Agreement are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof, unless such representation or warranty is made as of a specified earlier date, in which case such representation or warranty is true and correct as of such earlier date; and no Default exists on the date hereof or will exist after giving effect to the extension of credit requested hereby.

The foregoing representations and warranties shall be deemed made by the Borrower on the requested Disbursement Date unless the Borrower shall have notified the Lender in writing to the contrary prior to such Disbursement Date.

The Borrower represents and warrants as of the Disbursement Date that each of the conditions specified in Section 5.2 of the Loan Agreement with respect to the extension of credit requested hereby shall have been satisfied.

Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings so defined.

This certificate has been executed by a duly authorized officer this __ day of ____, 20__.

[__________]

By:
Name:
Title:

1 Amount must be equal to or greater than $100,000 and an integral multiple of $10,000.

2 With respect to the initial Borrowing only, if reimbursement for previous expenditures is sought, (1) specify the amount of such reimbursement, (2) attach itemized invoices evidencing applicable purchases, and (3) attach proof of applicable payments.

3 To be included if this is the initial credit extension with respect to a Project or if the Project Budget and/or Development Plan have materially changed from the previously-approved version.

4 To be included if this is the initial credit extension with respect to a Project.

Exhibit C

[Reserved]

Exhibit D

FORM OF DEVELOPMENT PLAN

Development Schedule

●	1/15 - Engineering and RFP Packages Issued for Bid Updated
●	1/30 – Invitations for Bid Sent
●	2/12 – RFP documents sent to bidders
●	2/20 – Onsite Pre-bid Conference
●	3/15 – Main Bid Packages Due (Mechanical, Civil, Electrical)
●	4/8 - Supplemental Bid Packages Due (Fiber, Substation/MV Termination & Testing)
●	4/8 – Construction Budget Finalized
●	4/12 - Construction Award Dates
●	5/20 - SLC signed Term Sheet
●	5/22 – Briscoe Sponsor Approvals
●	6/7 - Project Financing Complete
●	6/7 – Notice to Proceed Provided
●	6/10 - EPC agreement in place with all subcontracts finalized
●	6/17 – Equipment procurement initiated
●	6/24 – Construction Mobilized

Schedule 6.1

Projects

Dorothy Project – Phase 2

The Dorothy Project is a 100 MW variable data center project in Briscoe County, Texas. The first 50 MW has been constructed. The second 48 MW will be constructed in part with the proceeds of the investment contemplated in the applicable term sheet (such 48 MW portion of the Project, “Phase 2”).

Schedule 6.7

Filings and Filing Jurisdictions

UCC-1 filed with the Nevada Secretary of State for SDI SL Borrowing -1, LLC

Schedule 7.6

Insurance